UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

FORTRESS BIOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor, New York, New York	10014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 28, 2016, we entered into an amendment to our existing At Market Issuance Sales Agreement, or Sales Agreement, with MLV & Co. LLC, or MLV, pursuant to which we extended the termination date of the Sales Agreement to August 19, 2016. This amendment did not change any other material terms of the Sales Agreement.

The foregoing description of the amendment to the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is filed as Exhibit 10.31 to this Current Report on Form 8-K and is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference the Sales Agreement, as amended, into our shelf registration statement on Form S-3 (File No. 333-189935) previously filed with the SEC.

The opinion of our counsel regarding the validity of the Common Stock that will be issued pursuant to the amended Sales Agreement also is filed herewith as Exhibit 5.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

ExhibitNo.	Description

5.1	Opinion of Wyrick Robbins Yates & Ponton LLP.
10.31	Amendment No. 2 to At Market Issuance Sales Agreement, dated April 28, 2016, between Fortress Biotech, Inc. and MLV & Co. LLC.
23.1	Consent of Wyrick Robbins Yates & Ponton LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS BIOTECH, INC.

Date: May 4, 2016	/s/ Lindsay A. Rosenwald
	Name:	Lindsay A. Rosenwald
	Title:	Chairman, President and Chief Executive
Officer